LIMITED POWER OF ATTORNEY

      Know all by these present, that the undersigned hereby constitutes and appoints each of J. Steven Beabout, Timothy Sweeney, Margaret A. Beck and
Patti Reichman, signing singly, as the undersigneds true and lawful attorney-in-fact to:
      1.    Prepare, execute for and on behalf of the undersigned, in the undersigned's capacity as a reporting person under Section 16(a) of the Securities Exchange Act of 1934, as
amended (the "Exchange Act"), of Starz (the "Company"), Forms 3, 4, and 5 in accordance with the Exchange Act and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of the Company;
      2.    Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or other form or report, and timely file such form or report with the SEC and any stock exchange or similar authority; and
      3.    Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-
fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of
Attorney and the rights and powers herein granted.
      The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act, and the undersigned agrees to indemnify and hold harmless each of the attorneys-in-fact from any liability or expense based on or arising from any action taken pursuant to this Power of Attorney.
      This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

      IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 17th day of August, 2013.

/s/ Andrew T. Heller
        Signature

Name:  Andrew T. Heller
    (Name of Grantor)
NY01:256581.1